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As filed with the Securities and Exchange Commission on July 24, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

VICAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9373 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

STOCK INCENTIVE PLAN OF VICAL INCORPORATED
(Full title of the plan)

Copies to:

Vijay B. Samant President and Chief Executive Officer Vical Incorporated 9373 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 646-1100	Frederick T. Muto, Esq. L. Kay Chandler, Esq. Cooley Godward llp 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value	500,000 shares	$5.98	$2,990,000	$275.08

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers any additional shares of Registrant's Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 19, 2002, as reported on the Nasdaq National Market.

        This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

  General Instruction E Information

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission ("SEC") on April 9, 1993 (File No. 333-60826), July 15, 1994 (File No. 33-81602), June 27, 1997 (File No. 333-30181), July 31, 1998 (File No. 333-60293), June 15, 1999 (File No. 333-80681) and July 30, 2001 (File No. 333-66254) are hereby incorporated by reference.

  Incorporation of Certain Documents by Reference

        The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (1)  Annual Report on Form 10-K (File No. 0-21088), for the fiscal year ended December 31, 2001;

        (2)  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

        (3)  The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on January 8, 1993 and the description of the Preferred Stock Purchase Rights for Series A Preferred Stock, par value $.01 per share, of the Registrant's Registration Statement on Form 8-A filed March 23, 1995.

        In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 24, 2002.

VICAL INCORPORATED
By:	/s/ MARTHA J. DEMSKI Martha J. Demski Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vijay B. Samant and Martha J. Demski, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ VIJAY B. SAMANT Vijay B. Samant	President, Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2002
/s/ MARTHA J. DEMSKI Martha J. Demski	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	July 24, 2002
/s/ R. GORDON DOUGLAS R. Gordon Douglas	Chairman of the Board of Directors	July 24, 2002
/s/ M. BLAKE INGLE M. Blake Ingle	Director	July 20, 2002

/s/ PATRICK F. LATTERELL Patrick F. Latterell	Director	July 24, 2002
/s/ GARY A. LYONS Gary A. Lyons	Director	July 24, 2002
/s/ ROBERT C. MERTON Robert C. Merton	Director	July 24, 2002

EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Cooley Godward LLP.
10.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.
23.1	Consent of Independent Public Accountants (omitted pursuant to Rule 437a).(1)
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 3.

(1)
Effective April 16, 2002, the Registrant terminated the engagement of Arthur Andersen LLP as its independent auditor. The Registrant's balance sheets as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, have been audited by Arthur Andersen. After reasonable efforts, the Registrant has been unable to obtain Arthur Andersen's consent to the incorporation by reference into this registration statement of Arthur Andersen's report with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act permits the Registrant to file this registration statement without a written consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omission of a material fact required to be stated in these financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events regarding Arthur Andersen.

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
POWER OF ATTORNEY
EXHIBITS